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EXHIBIT 21.1

FARO TECHNOLOGIES, INC. LIST OF SUBSIDIARIES

Faro Europe GmbH and Co. KG
Ingersheimerstr. 12
D-70499 Stuttgart-Weilimdorf
Germany

Antares LDA
Rua das Leirinhas N.
3810 Aveiro
Portugal

Faro Japan KKK
10-33 Nishi 3chome
Naka-ku, Nagoya
Aichi Japan

Faro Spain
CL Rosellon 224
E-08008
Barcelona, Spain

CAM 2 S.R.L
I-10098 Rivoli
Italy

Faro Laser Trackers, LLC
222 Gale Lane
Kenneth Square, PA 19348

Faro Delaware, Inc.
125 Technology Park
Lake Mary, FL 32746

Faro FNH Netherlands Holdings B.V
Drentestraat 24 BG
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Amsterdam, The Netherlands

Faro Cayman, LTD
Grand Cayman
Cayman Islands

Faro Cayman L.P.
Grand Cayman
Cayman Islands